Exhibit A-1

SECURITY AND CONTROL AGREEMENT

Dated as of April 25, 2013

among

MISSIONPOINT HA PARALLEL FUND, LLC

As Grantor

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

As Secured Party

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

As Custodian

TABLE OF CONTENTS

SECTION 1. DEFINITIONS	1

SECTION 2. CUSTODIAN	3

2.1 Designation of Custodian	3

2.2 Acceptance of Appointment as Custodian and Establishment of Account	3

2.3 Notification to Custodian	3

2.4 Control Agreement and Acknowledgment of Security Interest by Custodian	3

2.5 Control over Securities Collateral Account	4

2.6 Financial Assets Election	4

2.7 Establishment of Securities Collateral Account	4

SECTION 3. GRANT OF SECURITY INTEREST	5

3.1 Security Interest	5

3.2 Rights with Respect to Collateral	5

3.3 Release of Collateral	6

3.4 Cash Collateralization	6

3.5 Other Provisions Regarding the Collateral	6

SECTION 4. COVENANTS	7

4.1 Covenants of the Grantor	7

SECTION 5. REPRESENTATIONS AND WARRANTIES	7

5.1 Representations and Warranties of the Grantor	7

5.2 Representations and Warranties of the Custodian	8

5.3 Representations and Warranties of the Secured Party	8

SECTION 6. THE CUSTODIAN	9

6.1 Liability of the Custodian	9

6.2 Custodian’s Obligations as to Collateral	9

6.3 Custodian’s Responsibility	10

6.4 Compensation and Waiver of Setoff Rights and Liens	10

6.5 Reliance on Instructions	10

6.6 Access to Books and Records	10

6.7 Circumstances Beyond Control	10

6.8 No Implied Duties or Responsibilities	10

6.9 Resignation or Removal; Termination	11

6.10 Advice of Counsel	12

SECTION 7. MISCELLANEOUS	12

7.1 No Waiver; Cumulative Remedies	12

7.2 Survival	12

7.3 Successors and Assigns	12

7.4 Applicable Law/Jurisdiction/Waiver of Jury Trial	12

7.5 Severability of Provisions	13

7.6 Counterparts	13

7.7 Interpretation	13

7.8 Notices	13

7.9 No Confidentiality	15

7.10 Viewing Rights	15

SECURITY AND CONTROL AGREEMENT dated as of April 25, 2013, (this “Agreement”) by and among MissionPoint HA Parallel Fund, LLC, a Delaware limited liability company (the “Grantor”), Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Secured Party”), and American Stock Transfer & Trust Company, LLC, as securities intermediary (the “Custodian”).

RECITALS

WHEREAS, the Grantor and the Secured Party, among others, have entered into an Agreement and Plan of Merger, dated as of April 15, 2013 (the “Merger Agreement”), under which the Grantor has agreed to indemnify the Secured Party in respect of the Grantor’s obligations under Article VII of the Merger Agreement.

WHEREAS, to secure its obligations under the Merger Agreement, the Grantor has agreed to grant the Secured Party a security interest over the securities held in the Securities Collateral Account (as defined below).

WHEREAS, the Grantor, the Secured Party and the Custodian desire to enter into this Agreement for the purpose of creating and perfecting such security interest.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and set forth, the Grantor, the Secured Party and the Custodian hereby agree as follows:

SECTION 1. DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. Unless otherwise defined herein, all terms defined in the New York Uniform Commercial Code are used herein as therein defined. As used herein, the following terms have the following meanings:

“Authorized Person” means (a) with respect to the Grantor, any Person, whether or not an officer or employee of the Grantor, duly authorized by the Grantor to act on behalf of the Grantor hereunder, such Persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such Person and (b) with respect to the Secured Party, any Person, whether or not an officer or employee of the Secured Party, duly authorized by the Secured Party to act on behalf of the Secured Party hereunder, such Persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such Person.

“Book-Entry System” means a book-entry system for securities maintained at the Custodian.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for business in New York.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Credit to the Securities Collateral Account” means the making by the Custodian of an appropriate record in its books and records that the Delivered Securities Collateral is being held in a Securities Collateral Account and subject to the security interest of the Secured Party. The use of the terms “Credited” in connection with a Securities Collateral Account shall have a corresponding meaning.

“Deliver,” “Delivered” or “Delivery” means the taking of the following steps by the Grantor:

(a) causing the Custodian to indicate by book entry that the Securities Collateral has been Credited to the Securities Collateral Account;

(b) taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Securities Collateral to the Custodian, consistent with applicable law or regulations; or

(c) in each case of Delivery contemplated herein, causing the Custodian to make appropriate notations on its records, and causing the same to be made on the records of its nominees, if any, indicating that such Securities Collateral is held for the benefit of the Secured Party, pursuant to and as provided herein.

Effective upon Delivery of any item of the Securities Collateral, the Custodian shall be deemed to have acknowledged (i) that it has taken possession of or credited such item of the Securities Collateral without notice of any adverse claim thereto appearing on the face of such item (if in physical form) or otherwise actually known to the Custodian and (ii) that it holds such item of the Securities Collateral as Custodian hereunder for the benefit of the Secured Party, provided that such acknowledgment shall not impose any other affirmative duty or obligation upon the Custodian with regard to inquiry or investigation of, or constructive or actual notice of adverse claims.

“Enforcement Event” means the failure of the Grantor to pay or discharge in full any of the Secured Obligations when due and the Grantor fails to pay or discharge such Secured Obligations within ten (10) business days of notice by the Secured Party to the Grantor.

“Enforcement Notice” means a written notification in substantially the form set out in Schedule 1, delivered by the Secured Party to the Custodian that an Enforcement Event has occurred and is continuing.

“NYUCC” or “New York Uniform Commercial Code” means the version of the Uniform Commercial Code from time to time in effect in the State of New York.

“Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Obligations” means all amounts at any time payable by the Grantor to the Secured Party in respect of Article VII of the Merger Agreement.

“Securities Collateral Account” has the meaning set forth in Section 2.7 hereof.

SECTION 2. CUSTODIAN

2.1 Designation of Custodian

The Custodian shall segregate and hold the Securities Collateral in the Securities Collateral Account as securities intermediary, for the purpose of perfecting the Secured Party’s security interest in the Securities Collateral, and shall dispose of the Securities Collateral only in accordance with the terms and conditions of this Agreement; provided, however, that, except for the performance of its duties hereunder, the Custodian shall have no responsibility or liability, other than as provided in the last sentence of Section 2.4 of this Agreement, with respect to the validity, perfection or enforceability of the security interest.

2.2 Acceptance of Appointment as Custodian and Establishment of Account

The Custodian agrees that it is acting as a securities intermediary hereunder, and that, in such capacity, it will establish and maintain the Securities Collateral Account in accordance with the terms and conditions of this Agreement.

2.3 Notification to Custodian

The Custodian is hereby notified of and acknowledges the Secured Party’s security interest in the Securities Collateral. The Grantor additionally hereby grants an irrevocable power of attorney in favor of the Secured Party for the purpose of permitting the Secured Party to sign in the Grantor’s name any and all documents, and to provide any and all notices, as may be required by the Custodian in order to complete and accomplish the payment or delivery of any Securities Collateral to a third party so designated by the Secured Party, provided that the Secured Party may not exercise such power of attorney unless an Enforcement Notice has been delivered by the Secured Party.

2.4 Control Agreement and Acknowledgment of Security Interest by Custodian

The Custodian acknowledges receipt of notice of the Secured Party’s security interest in the Securities Collateral, and will mark its records, by book-entry or otherwise, to indicate the Secured Party’s security interest in the Securities Collateral and the proceeds thereof. The Custodian agrees and acknowledges that (a) the Secured Party’s security interest in the Securities Collateral is and will continue to be identified on the Custodian’s books and records, by book-entry or otherwise; (b) the Custodian has not and will not confirm an interest or a security entitlement in the Securities Collateral to any person other than to the Grantor, the Secured Party and the Custodian; and (c) the Custodian’s records do not indicate any claim to the Securities Collateral adverse to that of the Secured Party nor do they indicate any person, other than the Grantor and the Secured Party, as having any interest in the Securities Collateral or authority to issue entitlement orders with respect to the Securities Collateral and the Custodian will, as soon as practicable, such period in any event no longer than five Business Days, give the Secured Party and Grantor notice of any adverse claim received in writing by the Custodian. Except as provided in Section 6.4, the Custodian waives any contractual or statutory security interest or lien or right of set-off that the Custodian has or may acquire with respect to the Securities Collateral. The Custodian hereby agrees that it shall comply with entitlement orders and directions originated by the Secured Party without further consent of any other person or entity, including the Grantor, in accordance with Section 2.5.

2.5 Control over Securities Collateral Account

This Agreement is intended by the parties hereto to grant “control” of the Securities Collateral Account to the Secured Party for purposes of perfection of the Secured Party’s security interest in the Securities Collateral pursuant to Articles 8 and 9 of the NYUCC. Notwithstanding any term or condition to the contrary in this Agreement, after the delivery of an Enforcement Notice, the Custodian shall make all payments or transfers with respect to the Securities Collateral Account only (i) in accordance with the written instructions of the Secured Party, or (ii) pursuant to the express terms and conditions of this Agreement. Without prejudice to any rights of the Custodian as subordinated lienholder with respect to the Securities Collateral Account, all transfers so made from the Securities Collateral Account by the Custodian shall be made irrespective of, and without deduction for, any counterclaim, defense, recoupment or set off, and shall be final, and the Custodian will not seek to recover from the Grantor for any reason any such payment once made. The Grantor, the Secured Party and the Custodian also agree that after the delivery of an Enforcement Notice the Custodian will comply with written instructions, entitlement orders and directions originated by the Secured Party directing disposition of the Securities Collateral without further consent by the Grantor.

2.6 Financial Assets Election

The parties hereto agree that they shall treat all assets Credited to the Securities Collateral Account as “financial assets” within the meaning of Section 8-102(a) of the NYUCC.

2.7 Establishment of Securities Collateral Account

The Custodian hereby confirms and agrees that it has opened and established in the name of the Grantor a securities account (as defined in Section 8-501(a) of the NYUCC), to which Securities Collateral is Credited and which is designated as “MissionPoint HA Parallel Fund, LLC Merger Agreement Collateral” (as such account may be redesignated or numbered by the Custodian from time to time, the “Securities Collateral Account”).

(a) Custodian shall establish and maintain the Securities Collateral Account. The Custodian agrees to respond, as soon as practicable, to any request from the Grantor or the Secured Party with respect to a statement of the amounts then held in the Securities Collateral Account; and

(b) Custodian shall not re-pledge or engage in any securities lending with respect to the Securities Collateral nor grant any margin loan secured thereby.

SECTION 3. GRANT OF SECURITY INTEREST

3.1 Security Interest

As security for the prompt and complete payment when due of the Secured Obligations in accordance with the terms and conditions of this Agreement and the Merger Agreement, and the due and punctual performance of the covenants of the Grantor hereunder, the Grantor hereby pledges, assigns, conveys and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest under the NYUCC in and to, and a general first lien upon and right of set-off against, all of the Grantor’s right, title and interest, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising, in and to the Merger Consideration received by the Grantor in accordance with the Merger Agreement (the “Securities Collateral”) and any Replacement Collateral delivered pursuant to Section 3.4 hereto (collectively, the “Collateral”).

3.2 Rights with Respect to Collateral

(a) Dividends. Unless the Secured Party has delivered an Enforcement Notice to the Custodian, the Grantor shall be entitled to receive all dividends (if any) received in respect of the Collateral. Upon the written request of the Grantor, the Custodian shall promptly remit to the Grantor any such payment received by the Custodian.

(b) Voting Rights. While the Securities Collateral remains credited to the Securities Collateral Account, the Grantor shall be entitled to exercise all voting rights in relation to the Collateral.

(c) Remedies. If an Enforcement Event shall have occurred and an Enforcement Notice has been delivered:

(i) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the NYUCC (whether or not the NYUCC applies to the affected Collateral) and also may: (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable; and (iii) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(ii) Any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from,or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations, in such order as the Secured Party may elect.

(iii) Any surplus of such cash or cash proceeds held by or on behalf of the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the account of the Grantor in accordance with the terms of the Merger Agreement or otherwise as directed by the Grantor.

(iv) The Secured Party may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held by it as Collateral.

3.3 Release of Collateral

Upon satisfaction of all Secured Obligations under the Merger Agreement, or after a Cash Collateralization pursuant to Section 3.4 hereto, the Custodian shall, upon the joint written request of the Grantor and the Secured Party, promptly return to the Grantor all Securities Collateral held by the Custodian in the Securities Collateral Account and the Secured Party shall be deemed to have released the lien created by this Agreement with respect to any Securities Collateral so returned to the Grantor. In addition, if no Enforcement Notice has been delivered to Grantor prior to October 14, 2013, Custodian shall, with no further instruction or written request, promptly return to the Grantor all Securities Collateral held by the Custodian in the Securities Collateral Account and the Secured Party shall be deemed to have released the lien created by this Agreement with respect to any Securities Collateral so returned to the Grantor and this Agreement shall terminate. The Grantor is hereby authorized to file UCC amendments and appropriate filings at such time evidencing the termination of the liens so released. At the request of the Grantor following any such termination, the Secured Party and the Custodian shall deliver to the Grantor such payoff letters and other documents as the Grantor shall reasonably request to evidence such termination.

3.4 Cash Collateralization

The Grantor may deposit cash collateral, in an amount equal to the lesser of the Grantor’s potential obligations for indemnity claims brought under Article VII of the Merger Agreement, as mutually agreed upon by Grantor and Secured Party or $1,000,000 (“Replacement Collateral”), into a deposit account that is subject to a security interest in favor of the Secured Party and a deposit account control agreement or similar arrangement providing for perfection of such security interest, in each case satisfactory to the Secured Party acting reasonably (a “Cash Collateralization”).

3.5 Other Provisions Regarding the Collateral

(a) Further Assurances. The Grantor covenants and agrees that it will at its own expense execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable in order to create, preserve, perfect or validate any security interests granted to the Secured Party hereunder, or the priority thereof, or to enable the Secured Party and the Custodian to exercise and enforce any rights under this Agreement with respect to any of the Collateral or the proceeds thereof.

(b) Notice of Actions. The Grantor will give written notice to the Secured Party and the Custodian of, and defend the Secured Party and the Collateral against, any suit, action or proceeding against the Collateral or which could adversely affect the security interests granted hereunder.

(c) The Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under any contracts and agreements related to the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements relating to the Collateral; and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements relating to the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except as otherwise provided in Section 3.3 hereof.

SECTION 4. COVENANTS

4.1 Covenants of the Grantor

Except after a Cash Collateralization pursuant to Section 3.4 hereto, or otherwise with the Secured Creditor’s prior written consent, the Grantor shall not:

(a) assign or dispose of all or any part of the Securities Collateral other than as expressly contemplated in, and permitted by, this Agreement and the Merger Agreement;

(b) create, grant or permit to exist any security interest over, or any restriction on the ability to transfer or realize, all or any part of the Securities Collateral (other than as set out in this Agreement); or

(c) transfer any of the Securities Collateral other than as expressly contemplated in, and permitted by, this Agreement and the Merger Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of the Grantor

The Grantor represents and warrants to the Secured Party and the Custodian that:

(a) it is duly authorized to enter into this Agreement and the transactions contemplated hereby;

(b) it has duly executed and delivered this Agreement, which constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and to the application of judicial discretion;

(c) the execution, delivery and performance of this Agreement by it does not and will not result in a breach or violation of, or cause a default under its charter or bylaws;

(d) the Grantor is the legal and beneficial owner of the Securities Collateral granted or purported to be granted by it free and clear of any lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Securities Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office;

(e) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing the payment of the Secured Obligations; all filings and other actions necessary to perfect the security interest in the Collateral granted by the Grantor have been duly made or taken and are in full force and effect; and such security interest is first priority; and

(f) other than requirements under the Securities Act of 1933, as amended, and the rules promulgated thereunder and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor or (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest) under the NYUCC.

5.2 Representations and Warranties of the Custodian

The Custodian represents and warrants to the Secured Party and the Grantor that (i) it is duly authorized to enter into this Agreement and the transactions contemplated hereby; (ii) it has duly executed and delivered this Agreement, which constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and to the application of judicial discretion; and (iii) the execution, delivery and performance of this Agreement by it does not and will not result in a breach or violation of, or cause a default under its charter or bylaws. The Custodian represents that it is acting under this Agreement as securities intermediary with respect to the Securities Collateral Account and any securities, security entitlements and proceeds Credited thereto and that its jurisdiction as securities intermediary is New York, New York.

5.3 Representations and Warranties of the Secured Party

The Secured Party represents and warrants to the Grantor and the Custodian that (i) it is duly authorized to enter into this Agreement and the transactions contemplated hereby; (ii) it has duly executed and delivered this Agreement, which constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding at law or in equity) and to the application of judicial discretion; and (iii) the execution, delivery and performance of this Agreement by it does not and will not result in a breach or violation of, or cause a default under its charter or by-laws or any provision of any instrument, judgment, injunction, order, license, law or regulation applicable to or binding upon it or its assets.

SECTION 6. THE CUSTODIAN

6.1 Liability of the Custodian

The Custodian will not be liable for, and the Grantor shall hold harmless and indemnify the Custodian against, any damage, loss, liabilities, claims, costs or expenses, including attorney’s fees (“Losses”) whatsoever to, asserted against or incurred by the Secured Party, the Grantor or any other Person at any time for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, unless caused by the Custodian’s own gross negligence, willful misconduct or bad faith. The Custodian will not be liable for: (i) acting in accordance with any written instructions actually received by the Custodian and reasonably believed by the Custodian to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash or deliveries of Securities Collateral directed by the Grantor or the Secured Party, as applicable, by a written instruction are in accordance with the Merger Agreement, (iii) for the insolvency of any Book-Entry System or for any Securities Collateral held by such Book-Entry System.

6.2 Custodian’s Obligations as to Collateral

Without limiting the generality of the foregoing, the Custodian shall not be under any obligation to inquire into, and shall not be liable for, the title, transferability, validity or genuineness of the issue of any Collateral, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, and the due authority of any person to act on behalf of the Secured Party or the Grantor with respect to Securities Collateral held in the Securities Collateral Account. The Custodian shall not be under any duty or obligation to ascertain whether any Securities Collateral at any time Delivered to or held by the Custodian hereunder is such as properly may be held by the Grantor or the Secured Party or any Persons for which either acts. The Custodian has no interest in, and no duty, responsibility or obligation with respect to, the Merger Agreement (including without limitation, no duty, responsibility or obligation to monitor the Grantor’s or the Secured Party’s compliance with the Merger Agreement or to know the terms of the Merger Agreement). The Custodian shall not at any time be under any duty to monitor the value of any Securities Collateral held in the Securities Collateral Account or whether the Securities Collateral is of a type required to be held in the Securities Collateral Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Securities Collateral.

6.3 Custodian’s Responsibility

The Custodian shall not be liable for any Securities Collateral received by it on behalf of the Secured Party until such Securities Collateral is actually Delivered.

6.4 Compensation and Waiver of Setoff Rights and Liens

The Custodian shall be entitled to receive, and the Secured Party agrees to pay to the Custodian, all out-of-pocket expenses and such compensation, as may be agreed upon from time to time between the Custodian and the Secured Party. Notwithstanding the foregoing, however, the Custodian hereby agrees that any right of counterclaim, banker’s lien, liens or perfection rights as securities intermediary with respect to the Securities Collateral shall be subordinated to the lien of the Secured Party.

6.5 Reliance on Instructions

The Custodian shall be entitled to rely without further investigation upon any certificate or written instruction, including any Enforcement Notice or certification contained therein, received by it from any Person and reasonably believed by it to be duly authorized and delivered. The Grantor and the Secured Party agree that the fact that contrary written instructions are received by the Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by the Custodian.

6.6 Access to Books and Records

The Grantor and the Secured Party, or their authorized representatives, shall have access to the books and records maintained by the Custodian with respect to the Securities Collateral during the normal business hours of the Custodian provided that written notice as to the day and time of such access is sent to the Custodian five Business Days beforehand. Upon the reasonable request of the Grantor or the Secured Party, copies of any such books and records shall be provided by the Custodian to the Grantor or the Secured Party and/or their authorized representatives, as the case may be, at the sole cost and expense of such requesting party.

6.7 Circumstances Beyond Control

The Custodian shall not be responsible or liable for (i) special, consequential, indirect or punitive damages or (ii) any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation (to the extent beyond its reasonable control), acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority or governmental actions.

6.8 No Implied Duties or Responsibilities

The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian. No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

6.9 Resignation or Removal; Termination

(a) Subject to the further provisions of this Section 6.9, the Custodian may resign at any time as custodian hereunder by delivery to the each of the other parties of not less than 60 days’ prior written notice of resignation. The Grantor (provided no Enforcement Event has occurred and is continuing) or the Secured Party with the consent of the Grantor (which consent shall not be necessary if an Enforcement Event has occurred as of the date written notice of such Enforcement Event is delivered and is continuing at the end of the 60 day notice period), may, on 60 days’ prior written notice to the Custodian and any other party hereto, remove the Custodian from its position as securities intermediary hereunder. Upon any such resignation or removal, the Grantor or the Secured Party, with the consent of the Grantor (which consent shall not be necessary if an Enforcement Event has occurred and is continuing), shall appoint a successor securities intermediary and depositary bank which appointee, upon its agreement to comply with the terms of this Agreement shall be accepted and appointed as successor. Until such time as a successor is appointed and shall have agreed to serve as successor securities intermediary and depositary bank, the Custodian shall continue to serve as securities intermediary and depositary bank hereunder and shall continue to be subject to the provisions hereof.

(b) Upon acceptance by a qualified successor custodian of its appointment hereunder, the Custodian, upon (i) payment of its charges and all other amounts payable to it hereunder and (ii) a joint instruction of the Grantor and Secured Party, shall cause to be Delivered to such successor custodian all Securities Collateral in its possession or under its control, as the case may be, and the successor custodian shall credit the Securities Collateral to a securities account, and shall deposit any cash then on deposit with it into a cash Securities Collateral Account established as a segregated deposit account (as defined in the NYUCC), designated as described herein and subject to the other provisions hereof.

(c) It is expressly agreed and acknowledged by the Grantor and the Secured Party that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the Grantor or the Secured Party hereunder nor is it assuming any credit risk associated with transactions hereunder, which liabilities and risks are the responsibility of the Grantor and the Secured Party; further, it is expressly agreed that the Custodian is not undertaking to make credit available to the Secured Party or the Grantor to enable it to complete transactions hereunder.

(d) If this Agreement has not terminated in accordance with Section 6.9(a), then this Agreement shall terminate upon the earlier to occur of (i) the return of all of the remaining Collateral to the Grantor in accordance with Section 3.3, (ii) the sale of all of the remaining Collateral by the Secured Party, or (iii) delivery of the Collateral to the Secured Party such that there is no remaining Securities Collateral in the Securities Collateral Account and no remaining Cash Collateral posted pursuant to the Cash Collateralization.

6.10 Advice of Counsel

Custodian may, with respect to questions of law specifically regarding a Securities Collateral Account, obtain the advice of counsel selected in accordance with a standard of care consistent for a prudent custodian of securities similar to the Securities Collateral and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

SECTION 7. MISCELLANEOUS

7.1 No Waiver; Cumulative Remedies

No failure or delay on the part of the Secured Party, the Grantor or the Custodian in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other exercise of that or any other right or remedy. The rights and remedies of the Secured Party, the Grantor and the Custodian hereunder are cumulative and are not exclusive of any rights or remedies provided by law or equity or in any other contract between such parties. None of the terms or provisions of this Agreement may be waived, modified or amended, except in writing duly signed by the Secured Party, the Grantor and the Custodian.

7.2 Survival

All warranties, representations and indemnities made by the Secured Party, the Grantor or the Custodian, as the case may be, in this Agreement or in any of the instruments or documents delivered pursuant to this Agreement regardless of any investigation made shall be considered to have been relied upon by the other party hereto and shall survive the delivery of any instruments or documents and the execution hereof.

7.3 Successors and Assigns

This Agreement and all obligations and rights arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and beneficiaries. Notwithstanding the foregoing, this Agreement, and the obligations and rights arising out of this Agreement or any part hereof, shall not be sold, pledged or assigned or otherwise transferred by the Secured Party, the Grantor or the Custodian without the prior written consent of all of the other parties hereto and any such attempted sale, pledge, assignment or transfer shall be void ab initio.

7.4 Applicable Law/Jurisdiction/Waiver of Jury Trial

(a) THIS AGREEMENT, THE RIGHTS OF THE PARTIES AND ALL ACTIONS ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION HEREWITH WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE, (WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS).

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Severability of Provisions

If any one or more of the provisions contained in this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.6 Counterparts

This Agreement may be executed in several counterparts by different parties, each of which shall constitute an original and all of which, taken together, shall constitute but one agreement binding upon the parties hereto.

7.7 Interpretation

The headings of the articles and sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

7.8 Notices

(a) Any Enforcement Notice delivered to the Custodian hereunder shall be in writing signed by the Secured Party and shall be served by facsimile or hand delivery or courier to the relevant contact details of the Custodian set out in Section 7.8(b), with a copy (by email or facsimile) to the Grantor.

Any other notice pursuant to this Agreement shall be in writing signed by or on behalf of the party giving it and may be served by sending it both (i) by email to the email address(es) of the other party(ies) as set out in Section 7.8(b) (or such other email address(es) of which the sender shall have been duly notified in accordance with this Section) and (ii) by facsimile, hand delivery or courier to the facsimile number(s) or address(es), as the case may be, of the other party(ies) as set out in Section 7.8(b) (or to such other facsimile number(s) or address(es) of which the sender shall have been duly notified in accordance with this Section).

Proof of posting or dispatch of any notice shall be deemed to be proof of receipt: (i) in the case of a hand delivery or courier, on the Business Day after delivery; and (ii) in the case of email, courier or facsimile transmission, on the Business Day immediately following the date of dispatch. Where multiple or alternative means of giving notice are permitted or required, deemed receipt by the receiving party shall be effective on the earliest of the possible means used.

(b) The details for notices are:

The Secured Party:

Hannon Armstrong Sustainable Infrastructure

Capital, Inc.

1906 Towne Centre Blvd

Suite 370

Annapolis, MD 21401

Attention: Steven L. Chuslo

Tel: 410-571-6161

Fax: 410-571-6199

Email: schuslo@hannonarmstrong.com

with a copy to:

Jay L. Bernstein

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

The Custodian:

American Stock Transfer & Trust

Company, LLC

Address:	6201 15th Avenue
Brooklyn, NY 11219
Attention:	Susan Silber
Tel:	718.921.8217
Fax:	718-765-8726
Email:	ssilber@amstock.com

The Grantor:

Mission Point HA Parallel Fund, LLC

[20 Marshall Street, Suite 300

Norwalk, CT 06854

Attention:	Len Nero
Tel:	203.604.1955
Fax:	203.286.0588
Email:	lnero@missionpointcapital.com

7.9 No Confidentiality

Notwithstanding anything to the contrary in this Agreement, each party hereto (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind solely relating to tax matters, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any party hereto relating to such tax treatment and tax structure. However, each party hereto shall keep confidential any such information relating to the tax treatment and tax structure of the transaction to the extent necessary to comply with any applicable federal or state securities laws.

7.10 Viewing Rights

The Grantor agrees that the Secured Party shall be granted viewing rights with respect to the Securities Collateral Account, such access to be subject to the Custodian’s standard agreement regarding the same.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MISSIONPOINT HA PARALLEL FUND, LLC

By: MissionPoint Capital Partners LLC

By: /s/ Jesse Fink
Name: Jesse Fink
Title: Executive Committee Member

By: /s/ Mark Cirilli
Name: Mark Cirilli
Title: Executive Committee Member

[Fund I Pledge Agreement Signature Page]

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By: /s/ Jeffrey W. Eckel
Name: Jeffrey W. Eckel
Title: President & Chief Executive Officer

[Fund I Pledge Agreement Signature Page]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By: /s/ Paula Caroppoli
Name: Paula Caroppoli
Title: Senior Vice President

[Fund I Pledge Agreement Signature Page]

SCHEDULE 1

Form of Enforcement Notice

BY HAND DELIVERY OR COURIER

American Stock Transfer & Trust Company, LLC,

    as Custodian

6201 15th Avenue

Brooklyn, NY 11219

[date]

Ladies and Gentlemen:

Re:	MissionPoint HA Parallel Fund, LLC – Security and Control Agreement

We refer to the Security and Control Agreement (the “Agreement”) dated [            ] and made among MissionPoint HA Parallel Fund, LLC (the “Grantor”), Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Secured Party”) and American Stock Transfer & Trust Company, LLC, (the “Custodian”). Terms used but not defined in this letter shall have the meanings given to them in the Agreement.

In accordance with Section 2.3 of the Agreement, we hereby give notice that an Enforcement Event has occurred and is continuing.

Sincerely,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name: Title:

cc:	MissionPoint HA Parallel Fund, LLC

(by email or facsimile)